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                                                                    Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

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
                                                                       Country or State of Incorporation
                         Subsidiary                                           or Organization
---------------------------------------------------------            -------------------------------------
AdKnowledge Inc                                                                 California
ADSmart Corporation                                                              Delaware
Engage Asia Ltd.                                                                 Hong Kong
Engage Australia Pty Limited                                                     Australia
Engage Canada Company                                                             Canada
Engage Canada Holdings Corp                                                      Delaware
Engage Canada Holdings II Corp                                                   Delaware
Engage France SAS                                                                 France
Engage Italia srl                                                                  Italy
Engage Japan, KK                                                                   Japan
Engage Securities Corporation                                                  Massachusetts
Engage Sverige AB                                                                 Sweden
Engage Technologies GmbH                                                          Germany
Engage UK Ltd.                                                                United Kingdom
Flycast Communications Corporation                                               Delaware
Flycast Deutschland GmbH                                                          Germany
Focalink Communications Corp.                                                   California
Internet Profiles Corporation                                                   California
InterStep, Inc.                                                                Massachusetts
MediaBridge Technologies, Inc.                                                   Delaware
MediaBridge UK Limited                                                        United Kingdom
Midsystems UK Limited                                                         United Kingdom
Space Ad Network Sdn Bhd                                                         Malaysia
Space Asia Media Pte. Ltd.                                                       Singapore
Space Media Holdings Limited                                              British Virgin Islands
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